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                            SANDS BROTHERS & CO., LTD.
                               INVESTMENT BANKERS
                                   MEMBER NYSE
                      90 PARK AVENUE, NEW YORK, N.Y. 10016
           (212) 697-5200 Toll Free (800) 866-6116 Fax (212) 681-7947

                                                  September 27, 1999

Steven L. Vanechanos, Jr., Chairman & CEO
DynamicWeb Enterprises, Inc.
271 Route 46 West
Building F, Suite 209
Fairfield, New Jersey 07004

                         Re: Financial Advisory Services

Dear Mr. Vanechanos:

      This is to confirm our understanding that Sands Brothers & Co., Ltd. ("Sands Brothers") has been engaged as a financial advisor to DynamicWeb Enterprises, Inc., its successors, subsidiaries and affiliates (collectively, the "Company"), with respect to financial advisory, corporate finance and merger and acquisition matters for the twelve-month period commencing the date hereof. In connection with its duties hereunder, Sands Brothers shall devote such business time and attention to matters on which the Company shall request its services as shall be determined by Sands Brothers in its sole discretion. All services shall be rendered by Sands Brothers in the New York City area including Fairfield, New Jersey.

A. Financial Advisory Services

      During the term of this agreement, Sands Brothers shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided that Sands Brothers shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Sands Brothers shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Sands Brothers' advice is not measurable in a quantitative manner and Sands Brothers shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Sands Brothers. Sands Brothers' duties may include, but will not necessarily be limited to:

      (i) advice regarding the formation of corporate goals and their implementation;

      (ii) advice regarding the financial structure of the Company or its divisions or any programs and projects undertaken by any of the foregoing;





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Mr. Steven L. Vanechanos, Jr., Chairman & CEO
September 27, 1999
Page 2


      (iii) advice regarding obtaining financing including bridge financing and strategic capital; and

      (iv) advice regarding corporate organization, personnel and selection of needed specialty skills.

      The Company acknowledges that Sands Brothers and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict Sands Brothers or its affiliates in conducting such business with respect to others or in rendering such advice to others except to the direct competitors of the Company listed on Exhibit A hereto.

      In consideration of such financial advisory services, the Company agrees to pay Sands Brothers a non-refundable and non-accountable fee of 17,500 shares of common stock of the Company, 8,750 shares of which shall be issued upon the execution of this letter and 8,750 shares of which shall be issued upon the occurrence of an Event (as defined hereinafter). In addition, the Company shall also issue to Sands Brothers 50,000 five-year warrants to purchase shares of the Company's common stock at an exercise price of $6.00 per share ("Sands Warrants"), 25,000 of which shall vest upon execution of this letter and 25,000 of which shall vest upon the occurrence of an Event. The Sands Warrants shall contain such terms and conditions as are satisfactory in form and substance to Sands Brothers, the Company and their respective counsel, including, without limitation, demand and piggy-back registration, anti-dilution provisions and price protections. The payments referenced in this paragraph shall be in addition to any other compensation and reimbursement of expenses described herein.

B. Corporate Finance Matters

      Private Placement

      The Company hereby grants to Sands Brothers the right, commencing on the date hereof and continuing for the ninety day period following the completion and initial dissemination of definitive offering materials in a format "wrapping" around the Company's reports under the Securities Exchange Act of 1934, as amended (with the right of Sands Brothers to extend such period for an additional sixty day period), to act as exclusive selling agent for the Company (except with respect to investors introduced by Trautman Wasserman & Co. with respect to which Sands Brothers commission shall be 2%) in a private placement (the "Private Placement") of equity or debt securities of the Company, at a share price to be mutually agreed upon, to yield aggregate gross proceeds to the Company of $1-5 million, all to be set forth in a "best efforts" selling agreement (the "Selling Agreement") with the Company.

      As to be more fully set forth in the Selling Agreement, upon the successful completion of





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Mr. Steven L. Vanechanos, Jr., Chairman & CEO
September 27, 1999
Page 3


the Private Placement, the Company shall:

      (a) pay Sands Brothers a commission of seven percent (7%) of any gross proceeds of the Private Placement with respect to investors located by Sands Brothers ("Sands Investors"); and

      (b) reimburse Sands Brothers for all reasonable accountable expenses incurred in connection with the Private Placement.

      It shall be the Company's obligation to bear all of its expenses in connection with the proposed Private Placement, including, but not limited to, the following: printing costs, due diligence related expenses, road show expenses, issuer's and reasonable placement agent's counsel fees and reasonable expenses, accounting fees and reasonable blue sky counsel and all related filing fees, to the extent required. It is agreed that Sands Brothers' counsel shall perform the required Blue Sky legal services. During the offering period, all information, material leads and/or sources which the Company believes could reasonably result in the consummation of the Private Placement shall be disclosed to Sands Brothers.

      In no event shall Sands Brothers be responsible for any of the Company's fees, costs or expenses and the preparation of the due diligence investigatory materials. The Company shall reimburse Sands Brothers for any reasonable out-of-pocket expenses (including, but not limited to, reasonable counsel fees and expenses) which Sands Brothers may incur in connection with the enforcement of its rights hereunder.

      Anything contained herein to the contrary notwithstanding, Sands Brothers' obligations to proceed with the Private Placement is conditioned upon Sands Brothers' continued due diligence investigation of the Company and the Company shall cooperate with Sands Brothers and its legal counsel in this regard with respect to such matters.

      If the Private Placement is consummated, the Company shall grant Sands Brothers a right of first refusal to act as placement agent in any proposed private placement of the Company's securities, other than to the persons or entities listed on Exhibit B hereto, for a one year period following the closing.

C. Acquisition Transaction

      For purposes of this agreement, the term "Acquisition Transaction" means
(i) any strategic alliance or any merger, consolidation, reorganization or other business combination pursuant to which the business(es) of a third party are combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or equity of the Company by way of negotiated purchase or otherwise.





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Mr. Steven L. Vanechanos, Jr., Chairman & CEO
September 27, 1999
Page 4



      In connection with a proposed Acquisition Transaction, Sands Brothers' advisory services will include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the Acquisition Transaction and the financing thereof, (iii) conducting discussions and negotiations regarding an Acquisition Transaction and (iv) providing other related advice and assistance as the Company may reasonably request in connection with an Acquisition Transaction.

      For purpose of this agreement, "Consideration" means the aggregate value, whether in cash, securities, assumption of (or purchase subject to) debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees) or other property, obligations or services, paid or payable directly or indirectly (in escrow or otherwise) or otherwise assumed in connection with an Acquisition Transaction. The value of such Consideration shall be determined as follows:

      (a) the value of securities, liabilities, obligations, property and services shall be the fair market value ascribed in the agreement or if no such value is ascribed, as the Company and Sands Brothers shall mutually agree upon at the date of the closing of the Acquisition Transaction; and

      (b) the value of indebtedness, including indebtedness assumed, shall be the face amount thereof.

      If the Consideration payable in an Acquisition Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then any fees of Sands Brothers relating to such Consideration shall be payable at the time of the receipt of such Consideration.

      In connection with our services, you agree that if, during the period Sands Brothers is retained by you or, within two years thereafter, an Acquisition Transaction is consummated with a third party introduced by Sands Brothers, or the Company enters into a definitive agreement with a third party introduced by Sands Brothers which at any time thereafter results in an Acquisition Transaction, you will pay Sands Brothers a transaction fee equal to 5% of the first $3 million of Consideration, 4% of the next $3 million of Consideration, 3% of the next $3 million of Consideration and 2% of any additional Consideration; provided, however, if the Company (directly or through a third party) procures, as the other party to an Acquisition Transaction, any of those parties listed on Exhibit C hereto, the Company shall pay Sands Brothers a fee equal to three (3%) percent of the first $9 million of Consideration and two (2%) percent of any





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Mr. Steven L. Vanechanos, Jr., Chairman & CEO
September 27, 1999
Page 5


additional Consideration, but only in the event Sands Brothers provides advisory services to the Company at the request of the Company in connection with the Acquisition Transaction.

      For purposes of this Agreement, the consummation of a Private Placement or an Acquisition Transaction may be referred to herein as an "Event."

D. General

      In addition to all other charges payable to Sands Brothers as per the terms hereof, the Company agrees to reimburse Sands Brothers, upon requests made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with its activities under this agreement.

      The Company agrees to indemnify Sands Brothers and related persons in accordance with the indemnification provisions annexed hereto as Schedule A which are incorporated herein in their entirety.

      This letter, including Schedule A and Exhibits A, B and C, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law thereof. Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto.





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Mr. Steven L. Vanechanos, Chairman & CEO
September __, 1999
Page 6


      If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter, along with certificates representing 8,750 shares of Company common stock and warrants to purchase 25,000 shares of Company common stock as per the terms of this letter.

                                       SANDS BROTHERS & CO., LTD.


                                       By: /s/ Howard Sterling
                                           ------------------------------------
                                           Howard Sterling
                                           Senior V.P. - Corporate Finance

ACCEPTED AND AGREED TO
this 27th day of September, 1999

DYNAMICWEB ENTERPRISES, INC.


By: /s/ Steven L. Vanechanos, Jr.
    ----------------------------------
    Steven L. Vanechanos, Jr.
    Chairman & CEO





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                                   SCHEDULE A

                                 INDEMNIFICATION

      Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that Sands Brothers' role is advisory, the Company agrees to indemnify and hold harmless Sands Brothers, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Sands Brothers hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Sands Brothers hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of Sands Brothers, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Sands Brothers or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Sands Brothers and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

      The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Sands Brothers on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to Sands Brothers with respect to Sands Brothers' engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Sands Brothers is engaged to render financial advisory services bears to (ii) the fees paid to Sands Brothers in connection with such engagement. In no event





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shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Sands Brothers pursuant to such engagement (excluding amounts received by Sands Brothers as reimbursement of expenses).

      The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Sands Brothers' engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

      The indemnity, reimbursement, and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Sands Brothers' engagement and (iv) whether or not Sands Brothers' shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.





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                                    Exhibit A

Waltrip and Associates





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                                    Exhibit B

The Shaar Fund
Cranshire Capital Corp.
Keeway





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                                    Exhibit C

SE, HRBC and QRSI

SPSC and ICCSA

Ariba (through Gailus)

PurchasePro.com

The viaLink Company (IQIQ), SourcingLink.net (SNET) and Waltrip and Associates

Globix Corporation (GBIX) (through Trautman Wasserman)

RMI.net

Verio (through Trautman Wasserman)

Exodus

MCI WorldCom

Navisite (through Trautman Wasserman)

First Data (through Gailus)

Warburg Pincus (through Gailus)

DLJ Sprout (through Gailus)